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                                                                      EXHIBIT 7.


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Kemper Investors Life Insurance Company and
Policy Owners of Kemper Investors Life Insurance Company's
KILICO Variable Separate Account - 2:

We hereby consent to the inclusion in this Post-Effective Amendment No. 7 (File No. 333-35159) to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 22, 2002, relating to the consolidated financial statements of Kemper Investors Life Insurance Company, and of our report dated February 22, 2002, relating to the financial statements of Kemper Investors Life Insurance Company's KILICO Variable Separate Account - 2, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts."

PricewaterhouseCoopers LLP

Chicago, Illinois
April 29, 2002